AMENDMENT NO. 6
TO THE
SUBADVISORY AGREEMENT


      This AMENDMENT NO. 6 TO THE SUBADVISORY
AGREEMENT is effective as of March 21, 2013, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and JANUS CAPITAL
MANAGEMENT LLC, a Delaware limited liability company
(the "Subadviser").

W I T N E S S E T H:

      WHEREAS, the Adviser and Seasons Series Trust, a
Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

      WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated April 3, 2002, as amended
December 2, 2002, February 14, 2005, October 2, 2007, July 20,
2009 and October 1, 2009 (the "Subadvisory Agreement"), pursuant to which the Subadviser furnishes investment advisory services to certain series (the "Portfolios") of the Trust, as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the parties wish to amend the Subadvisory
Agreement as set forth below.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	The following new paragraph shall be added to the
Subadvisory Agreement:

      20.	Delegation.  The
Subadviser may delegate any of its
duties and obligations hereunder to
any affiliated person, as such term is
defined in the Investment Company
Act of 1940, as amended (the "1940
Act"), that is eligible to serve as an
investment adviser to an investment
company registered under the 1940
Act on such terms and conditions as
it deems necessary or appropriate,
provided that (i) the Adviser and the
Board consent to any such delegation
and to the terms and conditions
thereof, (ii) such delegation is
pursuant to a written contract which
provides for its automatic
termination in the event this
Subadvisory Agreement is
terminated for any reason, and (iii)
such delegation is permitted by and
in conformity with the 1940 Act. The
Subadviser shall be liable to
SAAMCo for any loss or damage
arising out of, in connection with or
related to the actions or omissions to
act of any delegee utilized hereunder
as if such delegee were a party
hereto. SAAMCo acknowledges that
the Subadviser shall, pursuant to a
separate Sub-Subadvisory
Agreement, delegate certain day-to-
day portfolio management
responsibilities to Janus Capital
Singapore Pte. Limited ("JCSL")
with respect to the International
Equity Portfolio. The Sub-Sub-
advisory Agreement or other contract
entered into pursuant to this Section
may not be amended without the
written consent of SAAMCo, and
neither SAAMCo nor the Trust may
be held responsible, or otherwise
liable for, the payment of any
amount due, or which may become
due, pursuant to the terms thereof.

2.	Counterparts.	This Amendment may be
executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.	Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous.	Capitalized terms used but
not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

				SUNAMERICA ASSET
MANAGEMENT CORP.



	By:_______________________________________
				Name:	Peter A. Harbeck
				Title:	President & CEO


				JANUS CAPITAL
MANAGEMENT LLC



	By:_______________________________________
				Name:	Russell P. Shipman
				Title:	Senior Vice President





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